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                                                                    Exhibit 99.5


                                LICENSE AGREEMENT

               (HUMAN IVD SERVICES AND ANIMAL DIAGNOSTIC SERVICES)

         This LICENSE AGREEMENT (Human IVD Services and Animal Diagnostic Services) (the "AGREEMENT") is dated as of the 24th day of July, 2003, by and among IGEN INTEGRATED HEALTHCARE, LLC, a Delaware limited liability company having offices at 16020 Industrial Drive, Gaithersburg, Maryland 20877 ("IGEN"),
F. HOFFMANN-LA ROCHE LTD, a Swiss limited liability company with its principal place of business at Grenzacherstrasse 124, CH-4070 Basle, Switzerland ("ROCHE/BASLE"), ROCHE DIAGNOSTICS GMBH, a German company with its principal place of business at Sandhofer Strasse 116, D-68305 Mannheim, Germany ("ROCHE/GERMANY") and ROCHE MOLECULAR SYSTEMS, INC., a Delaware corporation with its principal place of business at 4300 Hacienda Drive, Pleasanton, California 94588 USA ("ROCHE/USA" or "RMS") (Roche/Basle, Roche/Germany and Roche/USA shall hereinafter be referred to collectively (or separately as the context requires) as either "ROCHE" or "ROCHE") (hereinafter IGEN and Roche may separately be referred to as a "PARTY" or collectively referred to as "THE PARTIES").

                              W I T N E S S E T H:

         WHEREAS, Roche/Basle owns or controls all right, title and interest in and to certain patents and patent applications outside of the United States the claims of which are directed to aspects of PCR technology, and Roche/USA owns or controls all right, title and interest in and to corresponding patents and patent applications in the United States;

         WHEREAS, Roche/Germany owns or controls all right, title and interest in and to certain patents and patent applications both in the United States and outside of the United States the claims of which are directed to aspects of PCR technology;

         WHEREAS, IGEN is interested in, among other things, acquiring a worldwide license from Roche under certain of Roche's patents for the purpose of performing PCR-based in vitro human and animal diagnostic testing procedures;

         WHEREAS, Roche is willing to grant such license to IGEN upon the following terms and conditions.

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                                   AGREEMENT:

         NOW THEREFORE, for and in consideration of the covenants and undertakings hereinafter set forth, and in consideration for the granting of intellectual property rights to Roche and its Affiliates from IGEN pursuant to agreements between Roche and IGEN and their respective Affiliates, IGEN and Roche hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         In addition to other terms defined elsewhere herein, the following terms shall have the following meanings when used herein (any term defined in the singular shall have the same meaning when used in the plural and vice versa, unless stated otherwise):

1.1 "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. The term "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity. The term "Government Entity" means any domestic or foreign (whether a national, Federal, state, provincial, local or otherwise) government or any court of competent jurisdiction, agency or commission or other governmental authority or instrumentality, domestic or foreign. Neither Genentech Inc., 1 DNA Way, South San Francisco, California 94080-4990, USA, nor Chugai Pharmaceutical Co., Ltd, 1-9 Kyobashi 2-chome, Chuo-ku, Tokyo, 104-8301, Japan, shall be deemed an Affiliate of ROCHE for purposes of this Agreement. Meso Scale Diagnostics, LLC. ("MSD"), 9238 Gaither Road, Gaithersburg, Maryland, USA 20877, shall at all times and notwithstanding any change in circumstance, be deemed an Affiliate of IGEN for purposes of this Agreement; provided, however, that Affiliates of MSD shall not necessarily be, and shall have to qualify independently from (e.g., not through or under) MSD as, Affiliates of IGEN. Meso Scale Technologies, LLC. ("MST"), 9238 Gaither Road, Gaithersburg, Maryland, USA 20877, shall not be deemed an Affiliate of IGEN for purposes of this Agreement.

1.2 "Animal" means all animals, other than human, whether dead or alive or extinct, and specifically includes animal embryos but not human embryos.

1.3 "Animal Breeding Applications" means the analysis of biological specimens for the determination of genetic traits in Animals for the purpose of selective breeding of said Animals.

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         Animal Breeding Applications specifically exclude testing for disease-related traits for the purpose of treating the test Animal for that disease.

1.4 "Animal Diagnostic Services Field" means use of diagnostic processes utilizing PCR solely for analyzing specimens taken from an Animal (excluding a Human), including without limitation, blood, bodily fluid or tissue, for the purpose of testing, with respect to that Animal, for a physiological or pathological state, a congenital abnormality, or the safety and compatibility of a treatment; monitoring therapeutic measures or for detecting: microorganisms or any other analyte associated with infectious and/or non-infectious diseases in Animals; Animal genetic diseases; genetic predisposition to disease in Animals, or genetic traits of Animals, including determining the sex of Animals, but specifically excluding Animal Identity Applications, Animal Breeding Applications, GMO Testing Applications, and testing performed on Animal tissue intended for use in xenotransplantation.

1.5 "Animal Identity Applications" means the analysis of biological specimens for the identification of individual Animals whether living, dead or extinct, or their remains, including, without limitation, parentage determination.

1.6 "Combination Service" shall mean a Licensed Service or Licensed Animal Service offered in combination with another non-PCR diagnostic assay(s) or together with a non-testing service(s) such as a specialized interpretive service or a consultative service (e.g., genetic counseling) as part of a package, where the Licensed Service or Licensed Animal Service is not separately billed.

1.7      [Reserved for future use]

1.8 "Diagnostic Services Field" means the field of human in vitro diagnostics for the detection, quantitation, monitoring, genotyping, or phenotyping, of genetic and infectious diseases, disease susceptibility, genetic pre-disposition to disease or cancer; analyzing specimens taken from a human being for the purpose of testing, with respect to that human being, for a physiological or pathological state, for a congenital abnormality, for safety and compatibility of a treatment or to monitor therapeutic measures; or any use of PCR as a testing service to provide to a person data, results or interpretations of any application of PCR for purposes of therapy or diagnosis of a human being, including, without limitation, clinical laboratory services, whether or not a fee is charged for such services; tissue transplant typing, including testing performed on animal tissue intended for use in xenotransplantation; Parentage Determination; diagnosis, disease management; and clinical trials, whether or not a patient result is provided directly or indirectly to a patient. Licensed Field shall specifically exclude any services performed for screening of blood and/or blood products.

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1.9      "Diagnostic Product" shall mean an assemblage of reagents, including but not limited to reagents packaged in the form of a kit, useful in performing in vitro diagnostic procedure.

1.10 "Effective Time" shall have the meaning ascribed to that term in that certain Merger Agreement of even date herewith by and among, inter alia, IGEN International, Inc. and Roche Holding Ltd (the "Merger Agreement").

1.11     [Reserved for future use].

1.12 "GMO Testing Applications" means the detection and/or analysis of nucleic acid sequences of Animals, including live animals, carcasses, meat and meat by-products, and materials derived therefrom, solely for the purpose of determining the presence of, or derivation from, Genetically-Modified Organisms. In this context, "Genetically-Modified Organism" shall mean an Animal in which the genetic material has been altered in a way that does not occur naturally by mating and/or natural recombination.

1.13 "Homogeneous PCR Technology" shall mean 5' Nuclease Technology and Valid Claims of United States Patent Nos. 5,491,063, 5,571,673, and 6,171,785 B1, and any reissue or reexamination patents thereof, and only the processes defined by the method claims (if they are Valid Claims of) United States Patent No. 5,994,056, and any reissue or reexamination patents thereof, and only the method and primer claims (if they are Valid Claims) of United States Patent No. 5,573,906, and any reissue or reexamination patents thereof; and any Valid Claims of the foreign counterparts of the foregoing listed patents or claims.

1.14     [Reserved for future use].

1.15     "Licensed Animal Service(s)" shall mean either:

         a) "Service A": the performance by IGEN or its Affiliates of an in vitro diagnostic procedure utilizing PCR Technology, RT and RT-PCR Technology and/or Quantitation Technology on a sample of material obtained from an animal solely to detect the presence, absence or quantity of a nucleic acid sequence associated with a disease or condition within the Animal Diagnostic Services Field; or

         b) "Service B": the performance by IGEN or its Affiliates of an in vitro diagnostic procedure utilizing Homogeneous PCR Technology on a sample of material obtained from an animal solely to detect the presence, absence or quantity of a nucleic acid sequence associated with a disease or condition within the Animal Diagnostic Services Field.

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         Licensed Animal Services include but are not limited to, any combination of the steps of collecting a sample for analysis, isolating nucleic acid sequences therein, amplifying one or more desired sequences, analyzing the amplified material, including sequence analysis, and reporting the results.

1.16     [Reserved for future use].

1.17     [Reserved for future use]

1.18 "Licensed Fields" means the Animal Diagnostic Services Field and the Diagnostic Services Field.

1.19 "Licensed Patents" means the United States and foreign patents and patent applications of Roche listed in Exhibit "1" attached to this Agreement, as amended from time to time, including any other patents or patent applications that claim priority to one or more of the patents or patent applications listed in Exhibit 1 including corresponding foreign applications or patents; and any patents or patent applications that claim priority to one or more priority applications of one or more of the patents and patent applications listed in Exhibit 1 and any divisional, continuation, continuation-in-part, extensions, reissues, renewals, and re-examinations of such patents and patent applications, and any corresponding foreign counterparts of such patents and patent applications. In the event that a patent application or patent owned by Roche (with the right to license to IGEN), which includes a Valid Claim covering a PCR Related Invention and is entitled to an earliest priority date not later than five (5) years from the Effective Time, is not included in Exhibit 1, such patent application or patent shall be deemed automatically included on Exhibit 1 for the purposes of the Agreement as of the Effective Time, without any amendment of this Agreement or other further action required of the Parties. Notwithstanding anything to the contrary in this definition, Licensed Patents shall not include (a) any rights to inventions for biological and chemical target information such as nucleic acid sequences (e.g., specific primer and probe sequences) which the making, selling or using of would infringe a Valid Claim of a patent or patent application owned by Roche and available for license to IGEN that is not listed on the version of Exhibit 1 attached to this Agreement as of the Effective Time; or (b) any rights (including any Valid Claims within the Licensed Patents) to inventions for Instruments and/or automation of PCR Related Inventions.

1.20     "Licensed Service(s)" shall mean either:

                  a) "Service A": the performance by IGEN or its Affiliates of an in vitro diagnostic procedure utilizing PCR Technology, Other Technology, RT and RT-PCR Technology and/or Quantitation Technology on a sample of material obtained from a human being solely to detect the presence, absence or quantity of a nucleic acid sequence associated with a human disease or condition within the Diagnostic Services Field; or

                  b) "Service B": the performance by IGEN or its Affiliates of an in vitro diagnostic procedure utilizing Homogeneous PCR Technology on a sample of material obtained from a human being solely to detect the presence, absence or quantity of a nucleic acid sequence associated with a human disease or condition within the Diagnostic Services Field.

         Licensed Services include but are not limited to, any combination of the steps of collecting a sample for analysis, isolating nucleic acid sequences therein, amplifying one or more desired sequences, analyzing the amplified material, including sequence analysis, and reporting the results.

1.21 "NET SERVICE REVENUES" shall mean gross invoice price for the Licensed Services or Licensed Animal Services performed by IGEN or its Affiliates (or the fair market value for any nonmonetary consideration which IGEN or its Affiliates agrees to receive in exchange for Licensed Services or Licensed Animal Services), less the following deductions where they are factually applicable and are not already reflected in the gross invoice price:

                  a) discounts allowed and taken, in amounts customary in the trade (which shall include the difference between the dollar amount charged by IGEN or its Affiliates for a Licensed Service and the Medicare and/or Medicaid Limits of Allowance and/or reimbursement limitations of a Third Party insurance program); and

                  b) actual bad debt, up to two percent (2%) of gross invoice price for Licensed Services or Licensed Animal Services, which bad debt IGEN or its Affiliates can prove and document that it was reasonable and diligent in its efforts to collect payment.

         No allowance or deduction shall be made for commissions or collections, by whatever name known.

         1.21.1 The Net Service Revenues of those Licensed Services or Licensed Animal Services that are performed by IGEN for any Affiliate of IGEN shall be determined based on the average Net Service Revenues from all Third Parties during the period on a test by test basis.

         1.21.2 The Net Service Revenues of those Licensed Animal Services that are performed by IGEN or its Affiliates for any Third Party, for which IGEN or its Affiliate, as the case may be, either a) does not charge a fee, or b) charges a nominal fee, not commensurate with the value of such Licensed Animal Services, after consulting with IGEN or such Affiliate, Roche/USA or its designee shall assign a flat fee as a royalty for each such Licensed Animal Service performed. All such Licensed Animal Services performed shall be stated on Attachment I with a corresponding royalty due per Licensed Animal Service. Notwithstanding any provision contained in Section 1.21 to the contrary, no amounts shall be deducted from any royalty due in accordance with this Section 1.21.2.

         1.21.3 It is hereby understood and agreed that, to the extent feasible, Licensed Services, Licensed Animal Services and Combination Services shall at all times be invoiced, listed and billed by IGEN and its Affiliates as a separate item in IGEN's or its Affiliate's invoices, bills and reports to customers. Net Service Revenues for determining royalties on a Licensed Service or Licensed Animal Service which is part of a Combination Service shall be determined by multiplying the gross invoice price, less applicable deductions, by the appropriate fraction in Attachment I-A or I-B, as applicable, hereto. The fraction specified in Attachment I-A or I-B, as applicable, for a particular Licensed Service or Licensed Animal Service shall be set by Roche/USA or its designee after consultation with IGEN or its Affiliate, as applicable, as accurately reflecting the value contributed by the Licensed Service or Licensed Animal Service to the overall value of the Combination Service as offered by IGEN or its Affiliate, and as set forth in Section 2.4. Attachment I-A or I-B, as applicable, hereto shall be modified as new Combination Services are identified and new royalty-bearing fractions set, and as set forth in Section 2.4.

1.22 "OTHER TECHNOLOGY" shall mean the processes covered by the method claims (if they are Valid Claims) of United States Patent Nos. 5,008,182, 5,677,152, 5,773,258 and 5,176,995, and any reissue or reexamination patents thereof, and the claims (if they are Valid Claims) of United States Patent No. 5,110, 920, and any reissue or reexamination patents thereof; and any Valid Claims of the foreign counterparts of the foregoing listed patents or claims.

1.22A "Parentage Determination" means analysis of human genetic material to ascertain whether two or more individuals are biologically related, but specifically excludes analysis of forensic evidence for a sexual assault investigation.

1.23 "Patent Rights" means the Valid Claims of patents and patent applications, including, without limitation: utility or design patents or patent applications which are original; divisional, continuation or continuation-in-part patents and patent applications; reexaminations, extensions and reissues of patents; and confirmation patents, importation patents, registration patents and patents of addition.

1.24     [Reserved for future use].

1.25 "PCR" means the technology involving the amplification of a nucleic acid sequence and the complement of that sequence by repeated cycles of oligonucleotide mediated, template directed synthesis involving the extension of a primer oligonucleotide by incorporation of monomeric nucleotide triphosphates whereby the sequence, its complement and subsequent synthetic copies thereof are repeatedly separated and used as templates for further cycles of synthesis.

1.26 "PCR Related Invention" means any process, method, test, kit, reagent and/or group of reagents for performing or, by virtue of its design, operation and/or construction, has no other substantial practical utility than for performing, one or more of the following operations in connection with the practice of PCR:

         (a) Sample collection, preparation, transport and/or isolation of nucliec acid sequences from a sample, that is, the treatment of a sample in order to render a nucleic acid therein amplifiable and/or detectable, which may have as its essential active reagents, for example, the cell lysing, stabilization and/or precipitation reagents essential to expose and prepare DNA for amplification and/or detection; and/or

         (b) The amplification of one or more designated nucleic acid sequences using PCR, which may have as its essential active reagents, for example, the oligonucleotides and/or nucleotides, enzymes, buffers and associated co-reactants essential to perform amplification of nucleic acid using PCR; and/or

         (c) Detection, that is, the treatment or modification of nucleic acid amplified using PCR so as to render it detectable, identifiable and/or quantifiable: which may include as its essential active reagents labelled primers, probes (including binding partners or reporter molecules), and fluorescent intercalating or tagging agents; and/or

         (d) The synthesis, purification, labeling, and/or immobilization of nucleic acid probes used in PCR(i.e., one or more compounds that is/are: (y) composed of one or more nucleotides or analogs thereof; or (z) capable of binding with one or more nucleotides or analogs thereof); and/or

         (e)      The control of contamination.

1.27 "PCR TECHNOLOGY" shall mean polymerase chain reaction technology covered by Valid Claims of United States Patent Nos. B1 4,683,195, B1 4,683,202, and 4,965,188 and any reissue or reexamination patents thereof; and any Valid Claims of the foreign counterparts of the foregoing listed patents or claims.

1.28 "QUANTITATION TECHNOLOGY" shall mean the method claims (if they are Valid Claims) of United States Patent Nos. 5,389,512 and 5,219,727, and any reissue or reexamination patents thereof, and claims 1-4, 8, 9 and 15-18 (if they are Valid Claims) of United States Patent No. 5, 476,774, and any reissue or reexamination patents thereof; and any Valid Claims of the foreign counterparts of the foregoing listed patents or claims.

1.29 "RT AND RT-PCR TECHNOLOGY" shall mean the reverse transcription process covered by the method claims (if they are Valid Claims) of United States Patent Nos. 5,407,800, 5,310,652, 5,561,058, 5,618,703 and
         5,322,770, and any reissue or reexamination patents thereof, and the claims (if they are Valid Claims) of United States Patent No. 5,693,517, and any reissue or reexamination patents thereof; and any Valid Claims of the foreign counterparts of the foregoing listed patents or claims.

1.30     [Reserved for future use].

1.31     [Reserved for future use].

1.32     [Reserved for future use].

1.33     [Reserved for future use].

1.34     "Territory" includes all countries of the world.

1.35 "Third Party" means any person that is neither a Party to this Agreement nor an Affiliate of any Party to this Agreement.

1.36 "Valid Claim" shall mean in any country the claim of a patent or pending patent application which (a) has not expired, (b) has not been disclaimed or (c) has not been revoked, held invalid or otherwise declared unenforceable by a tribunal of competent jurisdiction over such claim in such country from which no further appeal has or may be taken.

1.37 "5' Nuclease Technology" shall mean only the processes defined by the method claims (if they are Valid Claims) of United States Patent Nos. 5,210,015 and 5,487,972 and any reissue or reexamination patents thereof and the reaction mixture claims (if they are Valid Claims) of United States Patent No. 5,804,375 and any reissue or reexamination patents thereof; and any Valid Claims of the foreign counterparts of the foregoing listed patents or claims.

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                                    ARTICLE 2

                                     GRANTS

2.1      Grant of License by Roche to IGEN.

         (a) Subject to the terms and conditions of this Agreement, Roche grants to IGEN and its Affiliates, a non-exclusive worldwide right and license under the Licensed Patents as follows:

                  (i) to perform in vitro human and/or animal diagnostic testing procedures on a sample of material obtained from a human or animal, as applicable, solely to detect the presence, absence or quantity of a nucleic acid sequence associated with a disease or condition in the Licensed Fields within the Territory.

2.2 The Licensed Patents hereunder may be used solely for the performance of Licensed Services and Licensed Animal Services and for no other purpose whatsoever, and no other right, immunity or license is granted expressly, impliedly or by estoppel.

2.3 IGEN expressly acknowledges and agrees that the license pursuant to this Agreement is personal to IGEN and its Affiliates alone and IGEN and its Affiliates shall have no right to sublicense, assign or otherwise transfer or share its rights under the foregoing license. IGEN further agrees that Licensed Services and Licensed Animal Services will be performed, offered, marketed and sold only by IGEN and/or its Affiliates, except as provided in Section 2.3(a), and that IGEN shall not authorize any other party, including its Affiliates, except those IGEN Affiliates named in Attachment V, as may be amended from time to time by written notice from IGEN to Roche.

         a) IGEN and its Affiliates may offer, market and sell Licensed Services or Licensed Animal Services that are performed by other laboratories subject to the following conditions:

                  i) Each laboratory performing Licensed Services or Licensed Animal Services for IGEN or its Affiliates must be separately licensed under Roche's diagnostic services program.

                  ii) IGEN's and its Affiliate's report forms must list all Licensed Services or Licensed Animal Services marketed and sold by IGEN or its Affiliates which are performed by another laboratory even though IGEN and its Affiliates will not be obligated to pay royalties on those Licensed Services or Licensed Animal Services.

                  iii) IGEN or its Affiliates must contact Roche/USA or its designee to verify that a new laboratory to which it seeks to send samples for performance of Licensed Services or Licensed Animal Services is properly licensed by Roche before sending samples to that laboratory.

                  iv) Each laboratory performing Licensed Services or Licensed Animal Services for IGEN and its Affiliates must report and pay royalties on Licensed Services or Licensed Animal Services performed for IGEN and its Affiliates.

2.4 For each Combination Service that IGEN or its Affiliates intends to offer pursuant to this Agreement, and at least sixty (60) days before IGEN or its Affiliates intends to offer any such Combination Service, IGEN or its Affiliates shall:

         a) notify Roche/USA or its designee of such proposed Combination Service, such notice to include a complete and detailed description of the proposed Combination Service; and

         b) obtain from Roche/USA or its designee a duly authorized agreement, in the form of Attachment I-A or Attachment I-B, as applicable, hereto, for such Combination Service, which agreement shall indicate the fraction or percentage of the package price of such Combination Service, less appropriate deductions, on which royalties shall be paid.

         For any Combination Service(s) claimed by IGEN or its Affiliates on royalty reports for which IGEN or such Affiliate has not satisfied the criteria set forth in subsections (a) and (b) above, the royalty payable on such Combination Service shall be assessed at 100% of the package price of such Combination Service, less applicable deductions. As to all other Licensed Services offered by IGEN or its Affiliates which are not part of a Combination Service, IGEN or such Affiliate, as the case may be, agrees to inform RMS of the availability from IGEN or such Affiliate of each such Licensed Service within thirty (30) days after IGEN or such Affiliate commences offering the Licensed Service.

2.5 Roche hereby grants to IGEN and its Affiliates the right and IGEN and its Affiliates accept and agree to credit Roche as the source of Licensed Patents in IGEN's and its Affiliates', promotional materials and any other materials intended for distribution to Third Parties with respect to Licensed Services or Licensed Animal Services as follows:

                  "This service is performed pursuant to an agreement with Roche Molecular Systems, Inc., F. Hoffmann-La Roche Ltd, and Roche Diagnostics GmbH."

                                    ARTICLE 3

        ADDITIONAL LIMITATIONS AND ACKNOWLEDGMENT ON DIAGNOSTIC PRODUCTS

3.1 IGEN acknowledges and agrees that the license granted hereunder is for the performance of Licensed Services and License Animal Services only and does not include any right to make, have made, import, offer or sell any products, including devices, PCR reagents, kits or Diagnostic Products.

                                    ARTICLE 4

                           CONSIDERATION AND PAYMENTS

4.1      [Reserved for future use]

4.2 Royalties Due to Roche in the Diagnostic Services Field. For the rights and privileges granted under Section 2.1 of this Agreement IGEN shall pay the following royalties tto RMS:

         a) For Licensed Services in the Diagnostic Services Field defined as Service A: an amount equal to fifteen percent (15%) of Net Service Revenue per each Service A performed; provided, however, that such amount shall equal 15.5% of Net Service Revenues for each Service A falling within the scope of U.S. Patent No. 4,965,188; and

         b) For Licensed Services in the Diagnostic Services Field defined as Service B: an amount equal to:

                  i) (for infectious disease testing): twenty percent (20%) of Net Service Revenues per each Service B performed; and

                  ii) (for non-infectious disease testing): eighteen percent (18%) of Net Service Revenues per each Service B performed.

4.3 Royalties Due to Roche in the Animal Diagnostic Services Field. For the rights and privileges granted under Section 2.1 of this Agreement IGEN shall pay the following royalties to RMS:

         a) For Licensed Animal Services in the Animal Diagnostic Services Field defined as Service A: an amount equal to:

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

                  i) for detection of agents associated with infectious disease testing: five percent (5%) of IGEN's or its Affiliate's Net Service Revenues for each Service A performed; provided, however, that such amount shall equal 5.5% of Net Service Revenues for each Service A falling within the scope of U.S. Patent No. 4,965,188; and

                  ii) for detection of genetic diseases, genetic predisposition to disease, genetic traits, and for sex determination, including determining the sex of embryos: nine percent (9%) of IGEN's or its Affiliate's Net Service Revenues per each Service A performed; provided, however, that such amount shall equal 9.5% of Net Service Revenues for each Service A falling within the scope of U.S. Patent No. 4,965,188.

         b) For Licensed Services defined as Service B: an amount equal to:

                  i) for detection of agents associated with infectious disease testing: eight percent (8%) of IGEN's or its Affiliate's Net Service Revenues for each Service B performed; provided, however, that such amount shall equal ten percent (10%) of Net Service Revenues for each Service B falling within the scope of U.S. Patent No. 4,965,188; and

                  ii) for detection of genetic diseases, genetic predisposition to disease, genetic traits, and for sex determination, including determining the sex of embryos: twelve percent (12%) of IGEN's or its Affiliate's Net Service Revenues per each Service B performed; provided, however, that such amount shall equal fifteen percent (15%) of Net Service Revenues for each Service B falling within the scope of U.S. Patent No. 4,965,188.

4.4      Reports. IGEN and its Affiliates shall deliver to RMS, within sixty
         (60) days as of the end of and for each semiannual calendar period, i.e. the six (6) month periods that are January 1 through June 30 and July 1 through December 31 (each a "Reporting Period"), a true and accurate royalty report ("Royalty Report"). Each Royalty Report shall indicate the number of Licensed Services or Licensed Animal Services performed during the relevant Reporting Period and the detail specified below. Each Royalty Report shall be submitted either (a) on the "Summary Royalty Report", a copy of which is attached hereto as Attachment III or Attachment IV, as applicable, or (b) on a form generated by IGEN or its Affiliate which duplicates the format of the Summary Royalty Report; and includes at least the following:

         a) (i) with respect to Licensed Services: the name of each Licensed Service and Combination Service by target or analyte (e.g., HIV Quantitation, Cystic fibrosis/ HLA and specifying either Service A or Service B) and the number performed or
                  (ii) with respect to Licensed Animal Services: the name of each Licensed Animal Service and Combination Service by target or analyte (e.g. FIV, Mycobacteria paratuberculosis, etc. and specifying either Service A or Service B) and the number performed;

         b) the gross invoice price billed for each Licensed Service or Licensed Animal Service, as applicable, and Combination Service and any amounts deducted from that gross invoice price in determining Net Service Revenues (e.g., amount not reimbursed by third-party payer or Combination Service approved must be stated and annotated);

         c) Net Service Revenues and the calculation of total royalties thereon; and

         d) the calculation of the royalties payable to RMS. If no royalties are due, it shall be so reported.

         In the event IGEN or any of its Affiliates, as applicable, is unable to calculate Net Service Revenues as prescribed in Section 1.21, IGEN or such Affiliate shall so inform RMS, and upon RMS's written consent, IGEN or such Affiliate shall calculate royalties as follows:

         Upon receipt by RMS of satisfactory documentation verifying IGEN's actual percentage of gross billings collected for IGEN's most recently ended fisacl year (the "Collection Rate"), IGEN shall be permitted to calculate Net Service Revenues based on the Collection Rate. In the event that IGEN wishes to avail itself of such privilege, then IGEN shall notify RMS thereof in writing using Attachment II and shall represent and confirm to RMS its Collection Rate for its most-recently completed fiscal year, whereupon such rate shall be specified in Attachment II. Thereafter during the Term of this Agreement, IGEN shall deliver, within ninety (90) days after the end of IGEN's fiscal year, to RMS satisfactory documentation that verifies the Collection Rate. If IGEN's Collection Rate varies by at least five percent (5%) of the rate stated in Attachment II, RMS shall amend Attachment II accordingly. Should IGEN fail to provide the required updated documentation, IGEN shall calculate Net Service Revenues and royalties due as prescribed in
         Section 1.21 for the remaining term of the Agreement.

         The correctness and completeness of each Royalty Report shall be attested to in writing by an authorized representative of IGEN.

         In the event that, during any Reporting Period, IGEN and its Affiliates performs no tests which are Licensed Services or Licensed Animal Services, IGEN shall so indicate on the Royalty Report, by checking the appropriate box regarding License Services or Licensed Animal Services.

4.5      [Reserved for future use]

4.6      Reporting and Payment.

         (a)      [Reserved for future use]

         (b) The royalties payable by IGEN in US Dollars to Roche on the Net Service Revenues generated outside of the United States on all Licensed Services and Licensed Animal Services by IGEN or its Affiliates in the Licensed Fields shall be converted by IGEN from the currency in which the revenues were generated to US Dollars converted using the method used by IGEN for internal financial reporting purposes in accordance with United States generally accepted accounting principles.

         (c) Simultaneously with the delivery of each Royalty Report, IGEN or its Affiliates shall pay to RMS the royalty due under this Agreement for the period covered by such report. All payments due RMS hereunder shall be payable in United States currency and sent together (unless such payment is wire transferred as provided below) with the Royalty Report by the due date to the following address:

                           Roche Molecular Systems, Inc.
                           1145 Atlantic Avenue
                           Alameda, CA 94501
                           Attention: Licensing Department

                  IGEN may make payment of the royalty due in US Dollars by wire transferred to the bank account as shown below simultaneously with the delivery of the Royalty Report:

                           Roche Molecular Systems, Inc.
                           Chase Manhatten Bank of New York
                           ABA No.: 02000021
                           Account No.: 323839657

4.7      Withholding.

         (a) Any withholding tax levied by a government, in the country where payment originates, on payments made by IGEN to Roche shall be borne by Roche. IGEN shall use commercially reasonable efforts to do all things necessary to enable Roche to claim exemption therefrom under any double taxation or similar agreement in force and shall produce to Roche proper evidence of payment of all withholding tax and other certification that might be required by the respective double taxation agreement.

         (b) In case any taxing authority holds: (i) that any payment from any Affiliate of IGEN to IGEN is in effect a royalty payment from such Affiliate of IGEN to Roche, and

                  (ii) such royalty payment to Roche is subject to a withholding tax, then, at such time, the Parties will discuss the issue and try to find an appropriate solution satisfying the business interests of both Parties.

         (c) Except as otherwise provided in subsections (a) and (b) above, all payments of royalties and other consideration made by IGEN to Roche under this Agreement shall be made in full without deduction of taxes, charges and any other duties that may be imposed on such payments to Roche.

4.8      Books and Records.

         (a) IGEN shall keep a complete and accurate set of books and records relating to the quantity of Licensed Services or Licensed Animal Services performed by or for IGEN and its Affiliates and the revenues of IGEN and its Affiliates generated thereby. Such books and records shall contain sufficient detail to substantiate the computation of the Net Service Revenues of Licensed Services or Licensed Animal Services and the amount of royalties payable under this
                  Article 4 as well as all other information in the statements of account provided for in Section 4.4 above, and shall be maintained by IGEN for a period of not less than three (3) years from the date of such Sales.

         (b) Roche shall be entitled, upon reasonable notice to IGEN, to have such books and records audited by an independent certified public accounting firm retained by Roche and reasonably acceptable to IGEN (which acceptance shall not be unreasonably withheld), provided that any such audit occurs during IGEN's normal business hours not more than once in any calendar year. Roche also shall be entitled to have copies of the books and records of each of IGEN's Affiliates relating to the quantity of Licensed Services or Licensed Animal Services performed by or for such Affiliate and such Affiliate's revenues generated therefrom audited, upon reasonable notice to such Affiliate, by an independent certified public accounting firm retained by Roche and reasonably acceptable to such Affiliate, provided that any such audit occurs during such Affiliate's normal business hours not more than once in any calendar year. Roche agrees that all audited information shall be confidential to IGEN and IGEN's Affiliates. Any such audit will be limited to those records required to be maintained pursuant to Section 4.8(a) and the revenues associated therewith.

         (c) Any person conducting an audit on behalf of Roche will be required to protect the confidentiality of such information and shall provide to Roche a report only of the ultimate conclusions resulting from such audit. Except where IGEN disputes the conclusion of the audit by written notice to Roche, IGEN shall pay promptly to

                  Roche the amount of any royalties determined by such an audit to be outstanding, along with interest accrued up to and including the date of payment as provided in Section 4.9 below. The costs of such an audit shall be borne by Roche; provided, however, that, if such audit determines that the royalties paid by IGEN for any audited Royalty Payment Period were at least ten percent (10%) less than the royalties otherwise due and payable, then IGEN shall reimburse Roche for the costs of such audit. If such audit determines that IGEN has overpaid the amount of royalties otherwise due and payable for the audited Royalty Payment Period, then Roche shall credit the amount of such overpayment, plus interest at the rate provided in Section 4.9, to IGEN against future royalties payable by IGEN.

4.8A Licensed Services and Licensed Animal Services performed by IGEN prior to execution of this Agreement shall be royalty bearing and reported to RMS together with the first Royalty Report due hereunder.

4.9 Past Due Payments. If IGEN fails to pay any amount specified under this Agreement after the due date thereof, the amount owed shall bear an interest of one percent (1%) per month from the due date until paid, provided, however, that if this interest rate is held to be unenforceable for any reason, the interest rate shall be the maximum rate allowed by law at the time the payment is made.

4.10 No Multiple Royalties. At no time shall more than one royalty be payable by IGEN upon the Net Service Revenues of any one Licensed Service or Licensed Animal Service, regardless of whether the performance, use and/or sale of such Licensed Service or Licensed Animal Service would infringe more than one Valid Claim of one or more Licensed Patents and regardless of whether such product qualifies as a "Licensed Service" or "Licensed Animal Service" for purposes of this Agreement under more than one of the criteria for designating a product to be a "Licensed Service" or "Licensed Animal Service" as provided in
         Section 1.20 or 1.15 above.

4.11     Most Favored Licensee.

         (a) If, after the Effective Time, Roche grants to any Third Party a license in the Diagnostic Services Field or the Animal Diagnostic Services Field under substantially equivalent terms and conditions as granted to IGEN herein but under more favorable royalty rates than those given to IGEN under this Agreement, Roche shall promptly notify IGEN of such more favorable royalty rates, and IGEN shall have the right and option to substitute such more favorable royalty rates for the royalty rates contained herein.

         (b) IGEN's right to elect such more favorable royalty rates shall extend only for so long as and shall be conditioned on IGEN's acceptance of all the same conditions, favorable or unfavorable, under which such more favorable royalty rates shall be available to such Third Party including any increase in license fees and the application of milestones payments, if any. Upon IGEN's acceptance of all such terms of such Third Party agreement, the more favorable royalty rates shall be effective as to IGEN on the effective date of such Third Party agreement.

         (c) Notwithstanding the foregoing, in the event that Roche shall receive substantial nonmonetary consideration in the form of technology or intellectual property rights to technology, as a part of the consideration for its granting such a license to a Third Party, then this Section 4.11 shall not apply.

                                    ARTICLE 5

                            [RESERVED FOR FUTURE USE]

                                    ARTICLE 6

          THIRD PARTY CLAIMS; LIMITATION ON LIABILITY; INDEMNIFICATION

6.1 Defense of Third Party Infringement Actions. If the manufacture, production, sale, or use of any Licensed Service or Licensed Animal Service results in a claim, suit or proceeding brought by a Third Party (each, an "Action") alleging patent infringement against ROCHE or IGEN (or any of their respective Affiliates), such Party shall promptly notify in writing the other Party. The Party subject to such Action (the "Controlling Party") shall have the exclusive right and obligation to defend and control the defense of any such Action using counsel of its own choice; provided that the Controlling Party shall not enter into any settlement of such Action without the written consent of the other Party, which consent may be withheld in the unfettered discretion of the other Party if such settlement admits the invalidity or unenforceability of any patent rights of the other Party, and otherwise may not be unreasonably withheld. The Controlling Party agrees to keep the other Party reasonably informed of all material developments in connection with any Action.

6.2 IGEN shall assume full responsibility for its and its Affiliates' performance, use and sale of the Licensed Services and Licensed Animal Services and shall defend, indemnify and hold RMS (and its Affiliates, sublicensees and licensors and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) harmless from and against all claims, damages, losses, costs and expenses (including reasonable attorneys' fees) for death, personal injury, illness, property damage or any other injury or damage, including any damages or expenses arising in connection with state or federal regulatory action (collectively "Damages"), resulting from or arising out of liability in any way relating to the performance, use and sale by IGEN or its Affiliates, including its officers, directors, agents and employees, of the Licensed Services and Licensed Animal Services.

6.3 Waiver of Claims. IGEN shall not assert, and IGEN shall ensure that its Affiliates do not assert, any claims against ROCHE for any matter for which IGEN has provided indemnity to ROCHE under Sections 6.2 and 6.4 hereof. IGEN shall indemnify, hold harmless and defend ROCHE against any such claims.

6.4 Breach by Affiliate. Failure of an Affiliate to adopt and satisfy a condition stated in this Agreement applicable to IGEN or an Affiliate shall be considered a breach of this Agreement by IGEN. IGEN and such Affiliate shall be jointly and severally responsible for and indemnify ROCHE and its Affiliates (and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) against any loss, cost, damage or liability (including reasonable attorneys' fees) arising from the breach by such Affiliate of this Agreement .

                                    ARTICLE 7

                               PATENT ENFORCEMENT

7.1 Continuing Royalty Payment Obligations. IGEN's obligation to pay royalties on the Net Service Revenue of Licensed Services or Licensed Animal Services performed by IGEN and its Affiliates shall remain in effect to the extent provided for in this Agreement notwithstanding any alleged infringement by any Third Party of any of the Licensed Patents.

7.2 No IGEN Right to Enforce the Licensed Patents. It is expressly understood that nothing contained herein shall in any way grant or be construed to grant to IGEN the right to enforce the Licensed Patents. Roche shall have the sole right to bring legal action to enforce the Licensed Patents against any alleged Infringement by any Third Party.

                                    ARTICLE 8

                              TERM AND TERMINATION

8.1 Term. The term of this Agreement shall commence as of the Effective Time and shall continue in full force and effect, unless terminated sooner in accordance with Section 8.2 below, until the expiration date of the last to expire of the Valid Claims of the Licensed Patents.

8.2 Termination. This Agreement, and the licenses granted to IGEN and its Affiliates herein, are perpetual and irrevocable, except to the extent termination is permitted in this Section 8.2:

         (a) IGEN may terminate this Agreement with respect to all or any one or more of the Licensed Patents for any reason by written notice to Roche at any time during the term of this Agreement.

         (b)      [Reserved for future use].

         (c) In the event that IGEN does not make any royalty payments which are due and payable, Roche may deliver written notice thereof to IGEN. If IGEN, within sixty (60) days after delivery of such notice to IGEN (the "Notice Period"), makes such payment to Roche, then Roche shall not have the right to terminate this Agreement for such non-payment. If, at the expiration of the Notice Period, IGEN has neither paid such royalty payment to Roche nor disputed the payment obligation in a written notice to Roche, then Roche may, upon written notice to IGEN following the Notice Period, terminate this Agreement. If, during the Notice Period, IGEN provides written notice to Roche that IGEN disputes such payment obligation, then the Parties shall arbitrate such dispute in accordance with Section 11.2. If the arbitration award requires IGEN to pay all or any portion of such royalty payments to Roche (the "Arbitrated Amount"), then IGEN shall pay such Arbitrated Amount to Roche within thirty (30) days after final resolution of the dispute or, if IGEN fails to do so, Roche may, upon written notice to IGEN following such 30-day period, terminate this Agreement. If the arbitration award does not require IGEN to pay any portion of such royalty payments to Roche, then Roche shall not have the right to terminate this Agreement with respect to such claimed non-payment.

         (d) Bankruptcy. IGEN shall retain the rights granted to it as a licensee under Section 365(n) of the United States Bankruptcy Code in case of the bankruptcy, insolvency or winding-up of ROCHE.

         (e) Expiration or termination of this Agreement shall not affect the ability of any Party to seek resolution of any matter arising prior to such expiration or termination pursuant to
                  Article 11 herein.

         (f) The Parties agree that the provisions of this Section 8.2 shall not be considered when making the determination pursuant to Section 4.11(a), nor amended in the event of exercise of
                  Section 4.11(b).

         (g) In the event of the termination of any license, in whole or in part, under this Agreement, the performance by IGEN and its Affiliates of services covered by such license shall cease immediately to the extent that such performance no longer is licensed as a result of such termination.

8.3 Survival of Certain Rights Upon Expiration or Termination. All rights granted to and obligations undertaken by the Parties hereunder shall terminate immediately upon the expiration of the term of this Agreement (as set forth in Section 8.1 above) or the termination of this Agreement (pursuant to Section 8.2 above) except for:

         (a) The obligations of IGEN to pay any and all royalties or other consideration accrued hereunder prior to such expiration or termination;

         (b) The right of Roche to have audited by an independent certified public accounting firm the books and records of IGEN and IGEN's Affiliates as provided in Section 4.8 above;

         (c)      The indemnification provisions of Section 6.2 above;

         (d) The procedures set forth in Article 11 herein in respect of any matter arising prior to such expiration or termination; and

         (e) Any and all confidentiality obligations provided for in this Agreement; and

         (f)      Sections 4.9, 8.2(e), 8.2(g), 8.3, 10, 12.1, 12.3, 12.5, 12.8,
                  12.9, 12.10, 12.14, 12.15, 12.17, 12.18 and 12.20.

                                    ARTICLE 9

                       ADDITIONAL COVENANTS AND AGREEMENTS

9.1 IGEN shall not, and shall cause each of its Affiliates not to, enter into a joint venture or other arrangement with any Third Party that would result in the conveyance to such Third Party of benefits substantially equivalent to those that would be received from a sublicense under the Licensed Patents licensed under this Agreement.

9.2 IGEN shall not, and shall cause each of its Affiliates not to, arrange the performance of Licensed Services or Licensed Animal Services (or utilize the definitions relating thereto) to reduce in bad faith the Net Service Revenues for which royalties are payable by IGEN hereunder.

                                   ARTICLE 10

                         REPRESENTATIONS AND WARRANTIES

10.1 Representations and Warranties of IGEN. IGEN hereby represents and warrants to Roche as follows:

         (a) The execution, delivery and performance of, and the consummation by IGEN of the transactions contemplated by, this Agreement have been duly authorized by all necessary action on the part of IGEN and no further consents by IGEN are needed in order to consummate the transactions contemplated hereby.

         (b) This Agreement, when executed and delivered by Roche/Basle, Roche/Germany and Roche/USA in accordance with the provisions hereof, shall be a legal, valid and binding obligation of IGEN, enforceable against IGEN in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and by limitations on the availability of specific performance and other equitable remedies against IGEN.

         (c) IGEN's execution of this Agreement shall not constitute a breach or default under any contract, instrument or agreement to which IGEN or any of its Affiliates is a Party or by which IGEN or any of its Affiliates is bound.

         (d) All persons who will execute this Agreement on behalf of IGEN have been duly authorized to do so by all necessary action on the part of IGEN.

10.2 Representations and Warranties of Roche. Roche hereby represents and warrants to IGEN as follows:

         (a) Roche/Basle has the full power and right to grant to IGEN and IGEN's Affiliates the license outside of the United States under the Licensed Patents, and Roche/USA has the full power and right to grant to IGEN and IGEN's Affiliates the license in the United States under the Licensed Patents, set forth in
                  Section 2.1.

         (b) To the best of Roche's knowledge, Exhibit "1" constitutes a complete list of all granted U.S. patents (or where a corresponding U.S. patent is not granted as of the Effective Time, then a representative corresponding published U.S. or European patent application is listed) owned by Roche or its Affiliates as of the Effective Time and available for license to IGEN, which meet the criteria of Section 1.19 herein. IGEN's exclusive remedy for a breach of the foregoing representation and warranty shall be inclusion of the missing patents in Exhibit 1 as required by Section 1.19 herein. For the purposes of such list, where a U.S. patent application from which priority has been claimed has been abandoned and succeeded by one or more continuations and/or continuations-in-part, any such granted continuations and/or continuations-in-part, will be listed. Where no such U.S. Licensed Patents have been issued, the granted non-U.S. Licensed Patents or corresponding representative published application are listed. Subject to the terms, conditions and limitations of this Agreement, IGEN, its Affiliates and customers shall be immune from any suit for infringement of any patent rights which would constitute a failure of this representation and warranty.

         (c) The execution, delivery and performance of, and the consummation by Roche of the transactions contemplated by, this Agreement have been duly authorized by all necessary action, and the execution, delivery and performance of, and no further consents are needed in order to consummate the transactions contemplated hereby.

         (d) This Agreement, when executed and delivered by IGEN in accordance with the provisions hereof, shall be a legal, valid and binding obligation of Roche, enforceable against Roche in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and by limitations on the availability of specific performance and other equitable remedies against Roche.

         (e) Roche's execution of this Agreement shall not constitute a breach or default under any contract, instrument or agreement to which Roche or any of its Affiliates is a Party or by which Roche or any of its Affiliates is bound.

         (f) All persons who will execute this Agreement on behalf of Roche/Basle have been duly authorized to do so by all necessary action on the part of Roche/Basle, and all persons who will execute this Agreement on behalf of Roche/Germany have been duly authorized to do so by all necessary action on the part of Roche/Germany, and all persons who will execute this Agreement on behalf of Roche/USA have been duly authorized to do so by all necessary action on the part of Roche/USA.

10.3 No Other Representations or Warranties. Except as otherwise expressly set forth herein, the Parties make no other representation or warranty, express or implied, with regard to PCR or any other matter hereunder whatsoever.

                                   ARTICLE 11

                   DISPUTE RESOLUTION; VENUE AND CHOICE OF LAW

11.1 Good Faith Resolution. In the event that at any time during the term of this Agreement a disagreement, dispute, controversy or claim should arise out of or relating to the interpretation of this Agreement, or performance by a Party under this Agreement, or a breach of this Agreement by a Party, or any claim by a Party that any provision of this Agreement is invalid (a "Dispute" or collectively "Disputes"), one Party shall give written notice to the other Party that a dispute exists and the Parties will then attempt in good faith to resolve their differences before resorting to arbitration provided in Section 11.2. If the Parties cannot resolve the disputed matter within thirty (30) days after such notice, then either Party shall be free to submit the disputed matter to binding arbitration in accordance with Section 11.2 hereof. For purposes of this Article 11, the terms "Party" and "Parties" shall include each of the signatories to this Agreement and/or any one or more of their respective Affiliates, whether the reference is to a Party as a claimant or a Party against which a claim is made.

11.2     Arbitration.

         (a) The Parties intend Section 11.2 hereof to be enforceable in accordance with the Federal Arbitration Act (9 U.S.C. Section 1, et seq.), including any amendments to that Act which are subsequently adopted, notwithstanding any other choice of law provision set forth in this Agreement. In the event that either Party refuses to submit to arbitration as required herein, the other Party may request a United States District Court to compel arbitration in accordance with the Federal Arbitration Act.

         (b) Any dispute or other matter in question between Roche and IGEN arising out of or relating to the formation, interpretation, performance, or breach of this Agreement, whether such dispute or matter arises before or after termination of this Agreement, shall be resolved solely by arbitration if the Parties are unable to resolve the dispute through negotiation pursuant to Section 11.1 hereof. Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one Party to the other. The date on which the other Party receives such written notice shall be hereinafter referred to as the "Arbitration Notice Date."

         (c) Each Party shall appoint an individual as arbitrator and the two so appointed shall then appoint a third arbitrator. If either Party refuses or neglects to appoint an arbitrator within thirty (30) days after the Arbitration Notice Date, then the arbitration shall be conducted by a single arbitrator appointed by the American Arbitration Association. If two arbitrators are appointed but do not agree on the third arbitrator within sixty (60) days after the Arbitration Notice Date, each of the arbitrators shall nominate within sixty-seven (67) days after the Arbitration Notice Date three individuals. Each arbitrator shall then within seventy-two
                  (72) days after the Arbitration Notice Date decline two of the nominations presented by the other arbitrator. The third arbitrator shall then be chosen from the remaining two nominations by drawing lots. Notwithstanding anything contained herein to the contrary, if the third arbitrator is not chosen with seventy-two (72) days after the Arbitration Notice Date, then the American Arbitration Association shall appoint the third arbitrator within seventy-seven (77) days after the Arbitration Notice Date. The arbitrators shall not be or have been affiliated with, or have any personal, financial or business relationship with, either of the Parties or any Affiliate of either Party; the arbitrators shall not have a personal or financial interest in the result of the arbitration.

         (d) The arbitration hearings shall be held in Borough of Manhattan, State of New York or such other place as may be mutually agreed by the Parties, shall be conducted in the English language and shall be conducted as confidential proceedings (except to the extent necessary to enforce the award resulting therefrom). Unless the Parties agree otherwise, the arbitrators shall commence the arbitration hearing within thirty (30) days after the selection of the third arbitrator. The arbitrators shall issue orders to protect the confidentiality of proprietary information, trade secrets and other sensitive information disclosed. Pending the arbitration hearing, at the request of a Party, the arbitrators may issue temporary injunctive or other equitable relief to address any violation or threatened violation of this Agreement. All awards shall be made based on a majority vote of the arbitrators, shall be in writing, shall not be considered confidential information of either Party, shall be issued within sixty (60) days after hearings before the arbitrators are completed, and shall state the reasoning on which the award rests unless the Parties agree otherwise. In addition to any relief at law which may be available to an aggrieved Party for such breach, such Party shall be entitled to injunctive and other equitable relief as the arbitration panel may grant. The arbitrators shall deliver a copy of the award to each Party personally or by registered mail. Any party may request within ten (10) days after receiving the decision that, for good cause, the arbitrators reconsider and modify such decision. The arbitrators shall have thirty (30) days after such request to modify their decision, if they consider it appropriate. Thereafter, the decision of the arbitrators shall be final, binding and nonappealable, except to the extent appeals are permitted by the Federal Arbitration Act, with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

         (e) Each Party shall bear its own costs in connection with any such arbitration including, without limitation, (i) all legal, accounting, and any other professional fees and expenses, (ii) the fees and expenses of its own arbitrator, and (iii) all other costs and expenses each Party incurs to prepare for such arbitration. Other than set forth above, each side shall pay,
                  (iv) one-half of the fee and expenses of the third arbitrator, and (v) one-half of the other expenses that the Parties jointly incur directly related to the arbitration proceeding.

         (f) Except as provided above, arbitration shall be based upon the Commercial Arbitration Rules of the American Arbitration Association. Discovery shall be limited at the discretion of the arbitrators, so that the timing and extent of such discovery shall not interfere with the normal business operations of the Parties. The arbitrators may proceed to an award notwithstanding the failure of either Party to participate in the proceedings.

         (g) In the event of subsequent actions or proceedings to confirm the award or to enforce the judgment entered thereon or any other rights flowing therefrom, the prevailing Party shall be entitled to recover its reasonable attorney's fees incurred in such actions or proceedings.

         (h) The fact that the dispute resolution procedures specified in this Article 11 shall have been or may be invoked shall not excuse any Party from performing its obligations under this Agreement, and during the pendency of any such procedure the Parties shall continue to perform their respective obligations in good faith.

11.3 Limited Recourse to Courts. This Article 11 shall be the exclusive dispute resolution procedure for Disputes under this Agreement and no Party shall bring Disputes before any court, except as appeals to arbitration awards are permitted by Section 11.2. Except as permitted by Section 11.2, the Parties hereby waive any right to appeal an arbitration award to any court. The provisions of Section 11.2 may be enforced, and judgment on the award (including without limitation equitable remedies) granted in any arbitration hereunder may be entered, in any court of competent jurisdiction. The Parties hereby submit to the non-exclusive in personam jurisdiction of the federal courts in New York for such purposes.

         THE PARTIES HEREBY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY FOR MATTERS RELATED TO DISPUTES SUBMITTED TO ANY COURT.

11.4 Governing Law. This Agreement is made in accordance with and shall be governed and construed under the laws of the State of New York, U.S.A., without regard to its conflicts of laws rules.

                                   ARTICLE 12

                                  MISCELLANEOUS

12.1 Disclaimer. EXCEPT AS OTHERWISE PROVIDED HEREIN THE INTELLECTUAL PROPERTY RIGHTS LICENSED HEREUNDER ARE PROVIDED BY ROCHE "AS IS WHERE IS" AND ROCHE MAKES NO, AND DISCLAIMS ALL WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, CONCERNING: (a) LICENSED INTELLECTUAL PROPERTY RIGHTS COVERED BY THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF DESIGN, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO LICENSED INTELLECTUAL PROPERTY RIGHTS OR ANY SERVICE; (b) THE COMMERCIAL SUCCESS OF ANY LICENSED SERVICE; (c) THE EXISTENCE, VALIDITY OR SCOPE OF LICENSED INTELLECTUAL PROPERTY RIGHTS; (d) ANY LICENSED SERVICE BEING FREE FROM AN INFRINGEMENT ON PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES; (e) WHETHER ANY THIRD PARTIES ARE IN ANY WAY INFRINGING LICENSED INTELLECTUAL PROPERTY RIGHTS COVERED BY THIS AGREEMENT; OR (f) THE ACCURACY, UTILITY OR SUFFICIENCY OF ANY TECHNICAL INFORMATION TRANSFERRED TO IGEN HEREUNDER. THE PARTIES SPECIFICALLY AGREE THAT NEITHER PARTY SHALL BE SUBJECT TO AND THAT EACH DISCLAIMS:
         (A) ANY OTHER OBLIGATIONS OR LIABILITIES ARISING OUT OF BREACH OF WARRANTY, AND (B) ALL CONSEQUENTIAL, INCIDENTAL, CONTINGENT, PUNITIVE AND EXEMPLARY DAMAGES WHATSOEVER WITH RESPECT TO (i) ANY DISPUTES BETWEEN THE PARTIES UNDER THIS AGREEMENT OR (ii) CLAIMS MADE BY ONE PARTY AGAINST ANOTHER PARTY ARISING FROM THE COURSE OF CONDUCT WITHIN THE RELATIONSHIP OF THE PARTIES UNDER THIS AGREEMENT (WHETHER SUCH CLAIMS ARISE UNDER CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE), EVEN THOUGH A PARTY MAY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE LIMITATION OF DAMAGES IN CLAUSE (B) ABOVE SHALL NOT APPLY TO DAMAGES PAID TO UNRELATED THIRD PARTIES

         (WHETHER PURSUANT TO JUDGMENT OR SETTLEMENT) FOR WHICH A PARTY HAS AN OBLIGATION TO INDEMNIFY THE OTHER PARTY HEREUNDER.

12.2     [Reserved for future use].

12.3 Additional Documents. Each Party agrees to execute such further papers or agreements as may be necessary to effect the purposes of this Agreement.

12.4 Governmental Approvals and Marketing of Licensed Products. IGEN shall be responsible for obtaining all necessary governmental approvals for the performance of any Licensed Service or Licensed Animal Service, at IGEN's expense, including, without limitation, any safety studies. IGEN shall have sole responsibility for the quality control for any Licensed Product.

12.5 Confidentiality. ROCHE and IGEN agree for themselves and their Affiliates, and on behalf of their respective officers, employees and agents, that until the later of (i) 10 years from the Effective Time hereof or (ii) 5 years after the expiration date of this Agreement, each will treat as confidential, using the same degree of care as it uses for its own confidential and proprietary information, but in no event less than reasonable care, and shall not disclose to any Third Party, and shall not use for its own benefit or the benefit of any Third Party (except as permitted hereunder, including disclosures to IGEN Affiliates and permitted subcontractors to the extent necessary to have the services licensed hereunder performed and subject to confidentiality obligations at least as restrictive as those contained herein) the confidential information furnished to it by the other Party unless the furnishing party ("Discloser") otherwise agrees in writing or unless such information clearly and convincingly falls within the following exceptions:

         (a) Such confidential information was known to the receiving party ("Recipient") prior to the time of disclosure by the Discloser or was in the public domain at the time of disclosure by Discloser as can be documented by written records; or

         (b) Such confidential information is or becomes publicly known after disclosure by Discloser through no fault or omission attributable to Recipient; or

         (c) Such confidential information is given to Recipient from sources independent of Discloser who have the right to disclose it; or

         (d) Such confidential information is independently developed by employees of Recipient that did not have access to it as can be documented by written records; or

         (e) Recipient is required to disclose such confidential information to a court of law or to appropriate governmental agencies to enable Recipient to carry out the evaluation of a Product or to secure a governmental approval, or as otherwise required by law; provided, however, that (1) Recipient gives the Discloser prompt written notice of such required disclosure and reasonably assists the Discloser in its efforts to prevent or limit such disclosure; and (2) any confidential information disclosed pursuant to this Section 12.5(e) shall otherwise remain confidential information for the purposes of this Agreement.

         For purposes of this License, ROCHE's confidential information shall include (subject to the exclusions in (a)-(e) above) all information relating to the Licensed Patents. Access to such confidential information must be restricted to the Recipient's, its Affiliate's or subcontractor's, employees or agents with a need to have access. The Recipient acknowledges that by virtue of this Agreement it acquires only such rights as set forth under the terms and conditions of this Agreement and only so long as it is in effect and does not acquire any rights of ownership or title in the Discloser's confidential information. In addition, each of the Parties agrees to execute appropriate confidentiality agreements with Third Party collaborators of such Party prior to disclosing the other Party's confidential information to such Third Party collaborator. Upon expiration of this Agreement, each Party, its Affiliates or subcontractors and their employees and agents shall immediately discontinue use of the other's confidential information, except as otherwise permitted under the provisions hereof. The Parties agree that this Section 12.5 sets out in its entirety the Parties' confidentiality obligations with respect to the subject matter of this Agreement. Neither Party nor any of its Affiliates shall make any public announcement of or otherwise disclose to any Third Party this Agreement or any of its terms without the prior written consent of the other Party.

12.6 License Registration. IGEN shall pay all costs and legal fees connected with registration of this Agreement in those countries where it (or its Affiliates and/or agents) performs Licensed Services and Licensed Animal Services, where required, and shall otherwise ensure that the laws of all the countries where performance of its Licensed Services and Licensed Animal Services occurs are fully satisfied. None of such amounts shall be deductible against amounts payable to ROCHE hereunder. ROCHE shall provide reasonable assistance to IGEN in effecting such registrations if IGEN reimburses any out-of-pocket expenses incurred in providing such assistance.

12.7 Reservation of Rights. ROCHE reserves the right to use for any purpose (commercial or noncommercial), anywhere in the world, and the right to allow other persons to use for any purpose, anywhere in the world, any Licensed Patents licensed hereunder, without ROCHE or such other persons being obligated to pay IGEN any royalties or other compensation.

12.8 Waiver. No delay or omission on the part of either Party to this Agreement in requiring performance by the other Party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right or rights hereunder; and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right, or of any right or remedy under this Agreement, on any future occasion. Any agreement on the part of either Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

12.9 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns; provided, however, that: (a) neither Party shall assign any of its rights and obligations hereunder except as consented to by the other Party, which consent shall not be unreasonably withheld, and (b) such consent shall not be required with respect to an assignment of (i) any or all of its rights and obligations hereunder to an Affiliate of such assigning party; or (ii) all (but not less than all) of its rights and obligations hereunder to an acquirer of all or substantially all of the assets or business of the assigning party related to such party's use of the Licensed Patents, whether as incident to a merger, consolidation, reorganization, acquisition or otherwise. Whenever there has been an assignment or a sublicense by IGEN or ROCHE, as the case may be, as permitted by this Agreement, the term "IGEN" or "ROCHE" as used in this Agreement shall also include and refer to, if appropriate, such assignee or sublicensee.

12.10 Notices. Any notice or other communication required or permitted to be given to either Party hereto shall be in writing and shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person or by facsimile (with electronic confirmation of receipt and with a confirmation copy sent by internationally-recognized air courier service), to such Party at the following address:

                  If to IGEN:

                  IGEN Integrated Healthcare, LLC
                  16020 Industrial Drive
                  Gaithersburg, Maryland 20877
                  Attention:        President
                  Telephone:        1-301-869-9800
                  Facsimile:        1-301-208-3789

                  With a copy to:

                  Hale and Dorr LLP
                  60 State Street
                  Boston, Massachusetts 02109
                  Attention: David Redlick, Esq.
                  Telephone: 1-617-526-6000
                  Facsimile: 1-617-526-5000

                  If to Roche, to each and all of the following:

                  F. Hoffmann-La Roche Ltd.
                  Grenzacherstrasse 124
                  CH-4070 Basle, Switzerland
                  Attention: Legal Department
                  Telephone: 011-4161-688-5974
                  Facsimile: 011-4161-688-1396

                  Roche Diagnostics GmbH
                  Sandhofer Strasse 116
                  D-68305 Mannheim
                  Germany
                  Attention: Legal Department
                  Telephone: 011-49-621-759-6434
                  Facsimile: 011-49-621-759-4461

                  Roche Molecular Systems, Inc.
                  4300 Hacienda Drive
                  Pleasanton, California 94588
                  Attention: President
                  Telephone: 925 730 8250
                  Facsimile: 925 225 0369

                  Roche Molecular Systems, Inc.
                  1145 Atlantic Avenue
                  Alameda, CA 94501
                  Attention: Licensing Department
                  Telephone: 510 814 2823
                  Facsimile: 510 814 2763

                  Roche Molecular Systems, Inc.
                  1145 Atlantic Avenue
                  Alameda, CA 94501
                  Attention: General Counsel
                  Telephone: 510 814 2898
                  Facsimile: 510 814 2956

                  Either Party may change its address for communications by a notice to the other Party in accordance with this Section.

12.11 Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

12.12 Force Majeure. Any delays in performance by any Party under this Agreement (other than a Party's failure to make payments hereunder) shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The Party suffering such occurrence shall immediately notify the other Party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

12.13 Independent Contractors. In granting, performing or exercising rights under this Agreement, ROCHE and IGEN act and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between IGEN and ROCHE. At no time shall one Party make commitments or incur any charges or expenses for or in the name of the other Party.

12.14 Severability. If, under applicable law, any term, condition or provision of this Agreement is held invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement (the "Severed Clause"), then this Agreement shall remain in full force and effect, except for the Severed Clause. The Parties agree to renegotiate in good faith the Severed Clause and be bound by the mutually agreed substitute provision.

12.15 Interpretation. The official text of this Agreement shall be English. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms of this Agreement do not amend or supersede, and shall not be used to interpret, the terms of the License Agreement, dated as of the date hereof, by and between IGEN International, Inc. and IGEN LS LLC, the Improvements License Agreement, dated as of the date hereof, by and between Roche/Germany and IGEN International, Inc., the Covenants Not to Sue, dated as of the date hereof, by and among IGEN, MSD, MST, Roche/Germany, Roche Holding Ltd, and IGEN LS LLC, or the License Agreement (Human IVD, Veterinary IVD, HLA Typing, Paternity, DNA Manufacturing and Plasma Testing), dated as of the date hereof, by and between the Parties;

         (b) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

         (c) references herein to "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

         (d)      a reference to a Subsection without further reference to a
                  Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

         (e) the words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular provision;

         (f) the term "include" or "including" shall mean "including without limitation";

         (g) the term "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if";

         (h)      the term "or" is not exclusive; and

         (i) the Exhibits, Appendices and Annexes to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

12.16 Cumulative Rights. The rights, powers and remedies hereunder shall be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity. All of such rights, powers and remedies shall be cumulative, and may be exercised successively or cumulatively.

12.17 Entire Agreement; Amendment. This Agreement and any and all Schedules and Appendices referred to herein, together with the Transaction Agreements (as defined in the Merger Agreement), embody the entire understanding of the Parties with respect to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the Parties relating to the subject matter hereof. This Agreement shall not be amended, altered or changed except by a written agreement signed by all of the Parties hereto. In the event of any inconsistency between the terms of this Agreement and the Improvements License Agreement dated as of the date hereof, between Roche/Germany and IGEN International, Inc. (the "Improvements License Agreement") (e.g., if a product or service is licensed under the Improvements License Agreement and does not require the license under this this Agreement), then the terms of the Improvements License Agreement shall control.

12.18    No Third Party Beneficiary Rights. Except for the provisions of Section
         2.1 and 2.3 relating to license rights and performance by other laboratories and Article 6 relating to Indemnitees, nothing contained in this Agreement is intended to confer upon any person other than the Parties hereto and their respective Affiliates, successors and permitted assigns, any benefit, right or remedy under or by reason of this Agreement.

12.19 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

12.20 Sales Tax. In the event any sales, use or similar tax (if any) is required to be collected or paid in connection with the performance of Licensed Services or Licensed Animal Services by IGEN and its Affiliates pursuant to this Agreement, IGEN shall pay the same and hold Roche harmless with respect thereto.

                  [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers effective as of the Effective Time.

IGEN INTEGRATED HEALTHCARE, LLC

By: /s/ Richard J. Massey
    -------------------------------

       President and Chief
Title: Operating Officer
       ----------------------------

Date:  7/24/2003
      -----------------------------

F. HOFFMANN-LA ROCHE LTD

By:  /s/ D. Franz B. Humer
     ------------------------------

       Chairman and Chief
Title: Executive Officer
       ----------------------------

By:  /s/ Erich Hunziker
     ------------------------------

Title: Chief Financial Officer
       ----------------------------

Date: 7/24/2003
      -----------------------------

ROCHE DIAGNOSTICS GMBH

      /s/ C.J. Ruetsch
By: ______________________________

        General Counsel
Title: ____________________________

     /s/ Heino von Prondzynski
By: ______________________________

       Authorized Signatory
Title: ____________________________

       7/24/2003
Date: _____________________________



ROCHE MOLECULAR SYSTEMS, INC.

     /s/ H. Dreismann                             APROVED BY RMS LEGAL DEPT:
                                                  /s/ CMD
By: ______________________________                ________________________

        President
Title: ______________________________

        7/24/2003
Date: _____________________________

                                    EXHIBIT 1
                                LICENSED PATENTS

                                   [attached]

ATTACHMENT I-A

                              COMBINATION SERVICES

                                                    PERCENT OF NET SERVICE
                                                    REVENUES FOR COMBINATION
                                                    SERVICES WHICH IS
                                                    ATTRIBUTABLE TO LICENSED
LICENSED SERVICES                                   SERVICES (specify Service A
                                                    or Service B)

                               [TO BE DETERMINED]

ATTACHMENT I-B

                              COMBINATION SERVICES

                                                    PERCENT OF NET SERVICE
                                                    REVENUES FOR COMBINATION
                                                    SERVICES WHICH IS
                                                    ATTRIBUTABLE TO LICENSED
LICENSED ANIMAL SERVICES                            NIMAL SERVICES (specify
                                                    Service A or Service B)

                               [TO BE DETERMINED]

ATTACHMENT II

                                 COLLECTION RATE

Fiscal Year                                         Collection Rate Percentage

NA UNLESS STATED IN SECTION 4.4

ATTACHMENT III                 SUMMARY ROYALTY REPORT
                     for the Period _________ to __________

Licensee: IGEN Integrated Healthcare, LLC      Field of Use: Diagnostic Services
Effective Time:                                Royalty Rate: See Section 4.2

---------------------------------------------------------------------------------------------------------------------------
                                      GROSS
                      SERVICE A   INVOICE PRICE       NUMBER OF                      COMBINATION
LICENSED SERVICE         OR            OF           LIC. SERVICE      DEDUCTIONS      SERVICE %      NET SERVICE   EARNED
("LIC. SERVICE")      SERVICE B   LIC. SERVICE       PERFORMED         ALLOWED*    (FROM ATT. I-A)     REVENUE    ROYALTY
---------------------------------------------------------------------------------------------------------------------------

___________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________
                                                                                                    ROYALTY PAYMENT DUE
                                                                                                    =======================

* Please attach to this form documentation or supplemental data for "Deductions Allowed".

** Combination Service %'s must be previously agreed upon. To confirm that a Combination Service % has been established or to propose this status, please contact RMS Licensing Dept. @ (510)814-2843.

        CHECK HERE IF THERE WERE NO LICENSED SERVICES PERFORMED FOR THIS REPORT
PERIOD: _____

I hereby certify the information set forth above is correct and complete with respect to the amounts due under the applicable license agreement.

By: _______________________ Title: _________________ Date: _____________________
    (authorized signature)
Name (please print): ___________________________________________

MAIL REPORT WITH ANY ROYALTY PAYMENT DUE TO: ROCHE MOLECULAR SYSTEMS, INC., P.O. BOX 100858, PASADENA, CA 91189-0858

ATTACHMENT IV                 SUMMARY ROYALTY REPORT
                     for the Period _________ to __________

Licensee: IGEN Integrated Healthcare, LLC          Field of Use: Animal
Effective Date:                                    Diagnostic Services
                                                   Royalty Rate: See Section 4.3

---------------------------------------------------------------------------------------------------------------------------
                                      GROSS
                      SERVICE A   INVOICE PRICE       NUMBER OF                      COMBINATION
LICENSED SERVICE         OR            OF           LIC. SERVICE      DEDUCTIONS      SERVICE %      NET SERVICE   EARNED
("LIC. SERVICE")      SERVICE B   LIC. SERVICE       PERFORMED         ALLOWED*    (FROM ATT. I-A)     REVENUE    ROYALTY
---------------------------------------------------------------------------------------------------------------------------
___________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________
                                                                                                    ROYALTY PAYMENT DUE
                                                                                                    =======================

* Please attach to this form documentation or supplemental data for "Deductions Allowed".

** Combination Service %'s must be previously agreed upon. To confirm that a Combination Service % has been established or to propose this status, please contact RMS Licensing Dept. @ (510)814-2843.

        CHECK HERE IF THERE WERE NO LICENSED SERVICES PERFORMED FOR THIS REPORT
PERIOD: _____

I hereby certify the information set forth above is correct and complete with respect to the amounts due under the applicable license agreement.

By: ________________________ Title: ________________ Date: ____________________
     (authorized signature)
Name (please print): ___________________________________________

MAIL REPORT WITH ANY ROYALTY PAYMENT DUE TO: ROCHE MOLECULAR SYSTEMS, INC., P.O. BOX 100858, PASADENA, CA 91189-0858

ATTACHMENT V

                                 IGEN AFFILIATES

IGEN KK
IGEN EUROPE, INC.
MESO SCALE DIAGNOSTICS, LLC.